EXHIBIT 10.45.3


June 3, 2004

Mr. Carl Berg
Mission West Properties, Inc.
10050 Bandley Drive
Cupertino, CA 95014

Re:      Proposed Renewal of $80,000,000.00 Loan Facility to
         Mission West Properties, L.P.

Dear Carl,

Pursuant to our conversation, I am pleased to present you with a brief outline of terms and conditions for the proposed renewal of the loan facility, referenced above.

     The proposed 90-day renewal should provide a reasonable amount of time for the new auditors to complete their audit and certification of MSW financials and to complete our underwriting and documentation of the planned 2-year term loan that will replace this existing facility.


                            SUMMARY OF RENEWAL TERMS

-    90 day renewal until September 6, 2004.
- Monthly principal payments of $215,000.00 to begin June 30, 2004. Outstanding balance due at Loan maturity if new 2-year loan not consummated.
- Guarantors, amounts guaranteed, liquidity and net worth requirements of guarantor to remain unchanged.
-    Borrower covenants to remain unchanged.
- The following terms must be met before July 6, 2004 otherwise the outstanding principal amount will be due at that time.

     1) Either identify additional collateral property acceptable to lender at lender's sole discretion, with minimum loanable value of $5.3MM at 70% Loan to value ratio, or reduce principal outstanding to $74,690,000.00. Provide 1st priority lien in the form of a recorded Deed of Trust or make principal reduction payment.
     2) If additional collateral property is to be provided, lender will order appraisal, title search, and environmental phase I. If ALTA survey is not available, Title Insurance policy must be free of exceptions due to lack of survey, otherwise survey will be required.
     3) Receipt of a copy of MSW management's action plan in response to Independent Counsels recommendations to the Audit Committee.

Mr. Carl Berg                                                        Page 2 of 2
Mission West Properties, Inc.

- Work Fee: All legal and other costs are for the account of the Borrower(s) and Guarantor(s) payable upon demand whether or not the transaction is ultimately consummated.
- All other terms remain unchanged from original loans with exception to updated CUSA loan document provisions.

The purpose of this proposal letter is to set forth the terms and provisions constituting the basis for extending the existing loan. Formal credit approval has been obtained subject to the above SUMMARY OF RENEWAL TERMS. Please sign below to indicate your acceptance of the renewal terms and return to me at your earliest convenience.

We at the Citigroup Private Bank greatly appreciate the opportunity to provide you with this proposal and look forward to working with you on this transaction.

         Yours truly,

         /s/ Bryan V. Lord
         Bryan V. Lord
         Vice President


Borrower-Mission West Properties, L.P.

By: /s/ Carl E. Berg
   -------------------------------
Its:  CEO of GP
    ------------------------------

Guarantor-Mission West Properties, Inc.     Guarantor-Mission West Properties, L.P. I

By:  /s/ Carl E Berg                        By:  /s/ Carl E. Berg
   -------------------------------             ---------------------------------
Its:  CEO of GP                             Its:  CEO of GP
    ------------------------------              --------------------------------

Guarantor-Mission West Properties, L.P. II  Guarantor-Mission West Properties, L.P. III

By:  Carl E. Berg                           By:  /s/ Carl E. Berg
   -------------------------------             ---------------------------------
Its:  CEO of GP                             Its:  CEO of GP
    ------------------------------              --------------------------------